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                                              EXHIBIT (1)(g)




                   ARTICLES OF AMENDMENT
              ALLIANCE BALANCED SHARES, INC.


         Alliance Balanced Shares, Inc., a Maryland

corporation having its principal office in the State of

Maryland in Baltimore (hereinafter called the

"Corporation"), hereby certifies to the State Department of

Assessments and Taxation of Maryland that:

         FIRST:  The Articles of Incorporation of the

Corporation are hereby amended in Article THIRD by deleting

Section (1) thereof, including subdivisions (a) through (d),

and inserting in lieu thereof a new Section (1) as set forth below:

            (1) To purchase or otherwise acquire,
         hold for investment or otherwise, sell,
         exchange or otherwise dispose of full or part paid securities (which term "securities" shall for the purpose of this Article, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof.



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         SECOND:  The foregoing amendment to the Charter was

advised by the Board of Directors and approved by the

stockholders.

         The undersigned President of the Corporation

acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his

knowledge, information and belief that the matters and facts set forth in these Articles of Amendment with respect to

authorization and approval hereof are true in all material

respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, Alliance Balanced Shares, Inc.

has caused these Articles of Amendment to be signed and

filed in its name and on its behalf by its President and

witnessed by its Secretary on September 9, 1997.

                             ALLIANCE BALANCED SHARES, INC.


                             By: /s/ John D. Carifa
                                 -----------------------
                                     John D. Carifa
                                        President

WITNESS:


/s/ Edmund P. Bergan, Jr.
    ------------------------
   Edmund P. Bergan, Jr.
         Secretary






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